Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

April 27, 2010

Fortune Brands, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Fortune Brands, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of 300,000 shares (the “Shares”) of the Company’s common stock, par value $3.125 per share (“Common Stock”), issuable pursuant to the grant of stock awards (individually, a “Plan Award”) that may be granted after the date hereof pursuant to the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan (the “2010 Plan”).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(ii) the restated certificate of incorporation of the Company, as currently in effect;

(iii) the amended by-laws of the Company, as currently in effect;

(iv) the 2010 Plan;

(v) resolutions adopted by the board of directors of the Company and committees thereof relating to, among other things, the reservation and authorization for issuance of the Common Stock covered by the Registration Statement pursuant to the terms of the 2010 Plan, the filing of the Registration Statement and the approval of the 2010 Plan; and

Fortune Brands, Inc.

April 27, 2010

(vi) the Certificates of the Inspector of Elections certifying as to the approval of the 2010 Plan by the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders held on April 27, 2010.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, has approved or will have approved the grant of each Plan Award prior to the grant thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Board of Directors of the Company and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the 2010 Plan and any applicable award documentation, including, if applicable, the payment of the specified exercise price therefor, and assuming that the 2010 Plan has been approved by the shareholders of the Company and the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware, as amended (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP